COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE
INVESTOR SHARES AND RESTRICTED SHARES OF DREYFUS LIFETIME
PORTFOLIOS, INC.-GROWTH AND INCOME PORTFOLIO WITH THE THE
STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX AND A
CUSTOMIZED BLENDED INDEX

EXHIBIT A:
            DREYFUS       DREYFUS
           LIFETIME       LIFETIME
          PORTFOLIOS-   PORTFOLIOS-    STANDARD
            GROWTH         GROWTH      & POOR'S
             AND            AND          500
            INCOME         INCOME     COMPOSITE
           PORTFOLIO     PORTFOLIO      STOCK     CUSTOMIZED
 PERIOD    (INVESTOR    (RESTRICTED     PRICE       BLENDED
            SHARES)       SHARES)      INDEX *     INDEX **

3/31/95         10,000        10,000      10,000       10,000
9/30/95         11,432        11,448      11,823       11,241
9/30/96         13,128        13,070      14,226       12,619
9/30/97         16,521        16,366      19,976       15,520


*Source: Lipper Analytical Services, Inc.
**Source: Lipper Analytical Services, Inc., Lehman Brothers, Morgan
          Stanley & Co. Incorporated and J.P. Morgan & Co. Incorporated